UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
Pursuant  to  Section  13  OR  15(d)  of  the  Securities  Exchange  Act of 1934

Date  of  Report  (Date  of  earliest  reported)  January  28,  2005

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its chapter)

       Nevada                   000-27487                          88-0350156
       -------                  ---------                          ----------
(State or other jurisdiction    (Commission                      (IRS Employer
of incorporation                 File Number)                Identification No.)

    11301  Olympic  Boulevard,  Suite  680,  Los  Angeles,  CA       90064
    ----------------------------------------------------------       -----
             (Address of principal executive offices)              (Zip Code)


Registrant's  telephone  number,  including  area  code:  (310)  445-2599


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On January 28, 2005, we entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, we may put to the Investor up to $10,000,000 of our common stock for a purchase price equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the ten trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $25,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement. Copies of the Agreement and Registration Rights Agreement are filed as exhibits to this Form 8-K.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

 (c)  Exhibits:

 10.1  Investment  Agreement  with  Dutchess  Private  Equities  Fund,  II  LP

 10.2  Registration  Rights  Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  January  31,  2005

                                  /s/  Gordon  F.  Lee
                                       Gordon  F.  Lee
                                       Chief  Executive  Officer